EXHIBIT 99.1

BJ's Restaurants, Inc. Reports Financial Results for the Fourth Quarter and Fiscal Year of 2010

HUNTINGTON BEACH, Calif., Feb. 10, 2011 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today reported financial results for the fourth quarter and fiscal year 2010 that ended on Tuesday, December 28, 2010.

Highlights for the 13 weeks ended December 28, 2010, compared to the 13 weeks ended December 29, 2009, were as follows:

  Total revenues increased 18% to $132.9 million
  Comparable restaurant sales increased 5.9%
  Net income and diluted net income per share were $6.9 million and $0.24, respectively
  Two new restaurants opened
  Total restaurant operating weeks increased approximately 12%

Results for the fourth quarter of fiscal 2010 include an after-tax benefit of approximately $0.7 million or $0.02 per diluted share primarily due to a favorable tax rate adjustment associated with disqualifying dispositions related to incentive stock options ("ISO"). Additionally, in the fourth quarter of fiscal 2009, the Company recorded an after-tax charge of approximately $1.6 million or $0.06 per diluted share related to a loss and related legal costs for the disposition of the Company's entire auction rate securities ("ARS") portfolio. Excluding both of these items from each year's quarterly results, non-GAAP net income and diluted net income per share for the fourth quarter of fiscal 2010 would have increased by 90% and 83%, respectively, to $6.3 million and $0.22 compared to non-GAAP results for the same quarter last year. A reconciliation between GAAP and these non-GAAP financial measures is included in the accompanying financial data.

Highlights for the 52 weeks ended December 28, 2010, compared to the 52 weeks ended December 29, 2009, were as follows:

  Total revenues increased 20% to $513.9 million
  Comparable restaurant sales increased 5.6%
  Net income and diluted net income per share were $23.2 million and $0.82, respectively
  Ten new restaurants opened
  Total restaurant operating weeks increased approximately 13%

Excluding the two aforementioned after-tax items for both fiscal 2010 and 2009, non-GAAP net income and diluted net income per share for fiscal 2010 would have increased by 53% and 51%, respectively, to $22.5 million and $0.80 compared to non-GAAP results for fiscal 2009. A reconciliation between GAAP and these non-GAAP financial measures is included in the accompanying financial data.

"Our leadership team was very pleased with BJ's strong financial performance for both the fourth quarter and full year of 2010," commented Jerry Deitchle, Chairman and Chief Executive Officer. "Despite the difficult operating environment during the past couple of years, we made a decision to continue prudently investing in the quality of the BJ's restaurant concept and the strength of our support infrastructure, thereby protecting our brand and our longer-term growth opportunity. As a result, fiscal 2010 was a very successful year for BJ's. Not only did we achieve our targeted capacity growth by opening ten successful new restaurants this past year, we also achieved four consecutive quarters of solidly positive comparable restaurant sales that resulted in a 5.6% increase in that metric for the full year. Taken together, our capacity growth and comparable restaurant sales growth enabled BJ's to surpass the half-billion dollar sales milestone during fiscal 2010. Just as important, we were able to achieve better leverage of our sales increases to our bottom-line performance as a result of more effective operational execution in all aspects of our business. We look forward to the challenge of surpassing this performance during the upcoming year."

Two new restaurants opened during the fourth quarter of 2010 (Puente Hills, CA and Shenandoah, TX). "Sales volumes for all of our new restaurant openings during 2010 remain strong," commented Deitchle. As previously announced, the Company currently expects to open as many as 12 to 13 new restaurants during 2011. Two new restaurant openings are currently planned for the latter half of the first quarter of 2011 (Tyler, TX and Sacramento, CA). As of this date, the Company expects to open as many as three new restaurants in the second quarter, four new restaurants in the third quarter and as many as three or four new restaurants during the fourth quarter. Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

Investor Conference Call and Webcast

BJ's Restaurants, Inc. will conduct a conference call on its fourth quarter and fiscal year 2010 earnings release today, February 10, 2011, at 2:00 p.m. (Pacific Time). The Company will provide an Internet simulcast, as well as a replay of the conference call. To listen to the conference call, please visit the "Investors" page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 102 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (51), Texas (20), Arizona (6), Colorado (4), Oregon (2), Nevada (4), Florida (6), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 51 of our current 102 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

Further information concerning the Company's results of operations for fourth quarter 2010 will be provided in the Company's Form 10-K filing, to be filed with the Securities and Exchange Commission by March 13, 2011.

BJ's Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 28, 2010		December 29, 2009		December 28, 2010		December 29, 2009
Revenues	$132,896	100.0%	$112,635	100.0%	$513,860	100.0%	$426,707	100.0%
Costs and expenses:
Cost of sales	32,949	24.8	28,132	25.0	126,078	24.5	106,484	25.0
Labor and benefits	45,424	34.2	39,356	34.9	178,199	34.7	149,075	34.9
Occupancy and operating	28,273	21.3	24,598	21.8	109,566	21.3	92,204	21.6
General and administrative	8,941	6.7	7,694	6.8	34,632	6.7	29,484	6.9
Depreciation and amortization	7,751	5.8	6,414	5.7	28,878	5.6	24,119	5.7
Restaurant opening	971	0.7	2,174	1.9	5,189	1.0	5,327	1.2
Loss on disposal of assets	140	0.1	312	0.3	1,164	0.2	312	0.1
Total costs and expenses	124,449	93.6	108,680	96.4	483,706	94.0	407,005	95.4
Income from operations	8,447	6.4	3,955	3.6	30,154	6.0	19,702	4.6

Other income (expense):
Interest income	32	–	37	–	124	–	292	0.1
Interest expense	(24)	–	(20)	–	(90)	–	(78)	–
Loss on ARS investment disposition	–	–	(1,709)	(1.5)	–	–	(1,709)	(0.4)
Other income, net	121	0.1	133	0.1	612	0.1	379	0.1
Total other income (expense)	129	0.1	(1,559)	(1.4)	646	0.1	(1,116)	(0.2)
Income before income taxes	8,576	6.5	2,396	2.2	30,800	6.1	18,586	4.4

Income tax expense	1,639	1.2	675	0.6	7,638	1.5	5,548	1.3

Net income	$ 6,937	5.3%	$ 1,721	1.6%	$ 23,162	4.6%	$ 13,038	3.1%

Net income per share:
Basic	$ 0.25		$ 0.06		$ 0.86		$ 0.49

Diluted	$ 0.24		$ 0.06		$ 0.82		$ 0.48

Weighted average number of shares outstanding:
Basic	27,252		26,774		27,073		26,750

Diluted	28,688		27,298		28,167		27,147

Selected Consolidated Balance Sheet Information
(Dollars in thousands)

Balance Sheet Data (end of period):	December 28, 2010 (unaudited)	December 29, 2009 (audited)

Cash, cash equivalents and short-term investments	$ 53,192	$ 44,906

Non-current investments	$ 1,005	$ --

Total assets	$ 430,085	$ 381,122

Total long-term debt, including current portion	$ --	$ 5,000

Shareholders' equity	$ 287,826	$ 252,979

Supplemental Information
(Dollars in thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 28, 2010		December 29, 2009		December 28, 2010		December 29, 2009
Stock-based compensation (1)
Labor and benefits	$ 352	0.3%	$ 231	0.2%	$1,123	0.2%	$ 602	0.1%
General and administrative	704	0.5	588	0.5	2,882	0.6	2,312	0.5
Total stock based compensation	$1,056	0.8%	$ 819	0.7%	$4,005	0.8%	$2,914	0.6%

Unaudited Operating Data
Comparable restaurant sales % change	5.9%		-0.2%		5.6%		-0.8%
Restaurants opened during period	2		5		10		10
Restaurants open at period-end	102		92		102		92
Restaurant operating weeks	1,319		1,176		5,026		4,455

(1) Percentages represent percent of total revenues.

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company's financial results for the fourth quarter and fiscal year which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP net income and (ii) non-GAAP basic and diluted net income per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business. In addition, the Company believes that such non-GAAP financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations.

These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For fiscal 2010, non-GAAP net income and non-GAAP basic and diluted net income per share excludes the effect of ISO disqualified dispositions and other tax related adjustments. For fiscal 2009, non-GAAP net income and non-GAAP basic and diluted net income per share exclude the effects of the loss on ARS investment disposition and the related legal and related expenses. The Company believes that presentation of measures of net income and diluted net income per share that exclude these items assists management and investors in evaluating the period over period performance of the Company's ongoing core business operations because the expenses are either non-cash or non-routine in nature. Furthermore, the Company believes that presentation of a measure of non-GAAP net income and net income per share that excludes such charges is useful to management and investors in evaluating the performance of the Company's ongoing operations on a period-to-period basis and relative to the Company's competitors.

Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 28, 2010		December 29, 2009		December 28, 2010		December 29, 2009
Net income, as reported	$ 6,937	5.3%	$1,721	1.6%	$23,162	4.6%	$13,038	3.1%
Loss on ARS investment disposition	--	--	1,709	1.5	--	--	1,709	0.4
Legal and related costs for ARS disposition (1)	--	--	473	0.4	--	--	588	0.1
Tax effect - loss on ARS investment disposition	--	--	(481)	(0.4)	--	--	(510)	(0.1)
Tax effect - legal and related costs for ARS disposition	--	--	(133)	(0.1)	--	--	(176)	--
Tax benefit from ISO disqualifying dispositions and other tax related adjustments	(677)	(0.5)	--	--	(677)	(0.1)	--	--
Non-GAAP net income	$ 6,260	4.8%	$3,289	3.0%	$22,485	4.5%	$14,649	3.5%

Basic net income per share:	$ 0.25		$ 0.06		$ 0.86		$ 0.49
Loss on ARS investment disposition	--		0.06		--		0.06
Legal and related costs for ARS disposition (1)	--		0.02		--		0.02
Tax effect - loss on ARS investment disposition	--		(0.02)		--		(0.02)
Tax effect - legal and related costs for ARS disposition	--		--		--		(0.01)
Tax benefit from ISO disqualifying dispositions and other tax related adjustments	(0.02)		--		(0.03)		--
Non-GAAP basic net income per share	$ 0.23		$ 0.12		$ 0.83		$ 0.54

Diluted net income per share:	$ 0.24		$ 0.06		$ 0.82		$ 0.48
Loss on ARS investment disposition	--		0.06		--		0.06
Legal and related costs for ARS disposition (1)	--		0.02		--		0.02
Tax effect - loss on ARS investment disposition	--		(0.02)		--		(0.02)
Tax effect - legal and related costs for ARS disposition	--		--		--		(0.01)
Tax benefit from ISO disqualifying dispositions and other tax related adjustments	(0.02)		--		(0.02)		--
Non-GAAP diluted net income per share	$ 0.22		$ 0.12		$ 0.80		$ 0.53

(1) Amounts included in the Company's general and administrative expenses for the thirteen and fifty-two weeks ended December 29, 2009.
CONTACT: Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400